Exhibit (n)(2)

SCHEDULE I, DATED DECEMBER 6, 2012, TO MULTIPLE CLASS OF SHARES PLAN FOR STRATEGIC ADVISERS WORKPLACE INVESTING FUNDS, DATED DECEMBER 6, 2012

FUND/CLASSES OFFERED	SALES CHARGE	SHAREHOLDER SERVICE FEE (as a percentage of average net assets)	DISTRIBUTION FEE (as a percentage of average net assets)
Strategic Advisers Core Income Multi-Manager Fund:
Strategic Advisers Core Income Multi-Manager Fund	none	none	none
Class F	none	none	none
Strategic Advisers Core Multi- Manager Fund:
Strategic Advisers Core Multi- Manager Fund	none	none	none
Class F	none	none	none
Strategic Advisers Emerging Markets Fund of Funds:
Strategic Advisers Emerging Markets Fund of Funds	none	none	none
Class F	none	none	none
Strategic Advisers Growth Multi-Manager Fund:
Strategic Advisers Growth Multi-Manager Fund	none	none	none
Class F	none	none	none
Strategic Advisers Income Opportunities Fund of Funds:
Strategic Advisers Income Opportunities Fund of Funds	none	none	none
Class F	none	none	none
Strategic Advisers International Multi-Manager Fund:
Strategic Advisers International Multi-Manager Fund	none	none	none
Class F	none	none	none
Strategic Advisers Small-Mid Cap Multi-Manager Fund:
Strategic Advisers Small-Mid Cap Multi-Manager Fund	none	none	none
Class F	none	none	none
Strategic Advisers Value Multi-Manager Fund:
Strategic Advisers Value Multi-Manager Fund	none	none	none
Class F	none	none	none